Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports First Quarter Fiscal 2020 Financial Results
Dallas, Texas. (November 20, 2019) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2019.
For the three months ended October 31, 2019, revenue, gross profit, and net income were $554.4 million, $254.9 million, and $218.2 million, respectively. These represent an increase in revenue of $93.1 million, or 20.2%; an increase in gross profit of $59.0 million, or 30.1%; and an increase in net income of $104.1 million, or 91.2%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.91 compared to $0.47 last year, an increase of 93.6%.
Excluding the impact of discrete income tax items, foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09, non-GAAP fully diluted earnings per share for the three months ended October 31, 2019 and 2018, were $0.65 and $0.47, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, November 21, 2019, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart112119. A replay of the call will be available through January 20, 2020 by calling (877) 919-4059. Use confirmation code: 98898573.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and also sells vehicles sourced from individual owners. With operations at over 200 locations in 11 countries, Copart has more than 150,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of discrete income tax items, foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of discrete income tax items, foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2019	2018
Service revenues and vehicle sales:
Service revenues	$487,856	$394,806
Vehicle sales	66,568	66,562
Total service revenues and vehicle sales	554,424	461,368
Operating expenses:
Yard operations	222,879	189,477
Cost of vehicle sales	58,764	57,756
Yard depreciation and amortization	16,820	17,185
Yard stock-based compensation	1,092	1,032
Gross profit	254,869	195,918
General and administrative	38,843	34,805
General and administrative depreciation and amortization	6,194	4,684
General and administrative stock-based compensation	4,441	4,989
Total operating expenses	349,033	309,928
Operating income	205,391	151,440
Other (expense) income:
Interest expense, net	(4,026)	(3,691)
Other income, net	717	1,037
Total other expense	(3,309)	(2,654)
Income before income taxes	202,082	148,786
Income tax (benefit) expense	(16,098)	34,703
Net income	$218,180	$114,083

Basic net income per common share	$0.94	$0.49
Weighted average common shares outstanding	231,169	233,888

Diluted net income per common share	$0.91	$0.47
Diluted weighted average common shares outstanding	238,662	244,826

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2019	July 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$181,102	$186,319
Accounts receivable, net	394,309	367,265
Vehicle pooling costs	86,035	76,548
Inventories	19,482	20,941
Income taxes receivable	48,370	19,526
Prepaid expenses and other assets	14,778	16,568
Total current assets	744,076	687,167
Property and equipment, net	1,545,714	1,427,726
Operating lease right-of-use assets	136,368	—
Intangibles, net	52,617	55,156
Goodwill	337,179	333,321
Deferred income taxes	404	411
Other assets	39,581	43,836
Total assets	$2,855,939	$2,547,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$289,247	$270,918
Deferred revenue	5,113	6,466
Income taxes payable	1,313	3,482
Current portion of operating lease liabilities	27,055	—
Current portion of revolving loan facility and finance lease liabilities	590	1,138
Total current liabilities	323,318	282,004
Deferred income taxes	53,678	48,683
Income taxes payable	38,965	35,116
Operating lease liabilities, net of current portion	113,263	—
Long-term debt, revolving loan facility and finance lease liabilities, net of discount	399,979	400,091
Other liabilities	137	3,342
Total liabilities	929,340	769,236
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	23	23
Additional paid-in capital	587,643	572,559
Accumulated other comprehensive loss	(119,290)	(132,529)
Retained earnings	1,458,223	1,338,328
Total stockholders' equity	1,926,599	1,778,381
Total liabilities and stockholders' equity	$2,855,939	$2,547,617

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2019	2018
Cash flows from operating activities:
Net income	$218,180	$114,083
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	23,704	21,978
Allowance for doubtful accounts	382	128
Equity in losses (earnings) of unconsolidated affiliates	855	(184)
Stock-based compensation	5,533	6,021
Gain on sale of property and equipment	(272)	(102)
Deferred income taxes	4,839	(888)
Changes in operating assets and liabilities:
Accounts receivable	(25,408)	(29,270)
Vehicle pooling costs	(9,358)	(10,313)
Inventories	1,710	(3,268)
Prepaid expenses and other current and non-current assets	4,079	614
Operating lease right-of-use assets and lease liabilities	256	—
Accounts payable and accrued liabilities	16,587	(20,611)
Deferred revenue	(1,437)	467
Income taxes receivable	(28,740)	15,286
Income taxes payable	1,700	14,177
Other liabilities	(152)	(435)
Net cash provided by operating activities	212,458	107,683

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(131,793)	(62,336)
Proceeds from sale of property and equipment	283	810
Net cash used in investing activities	(131,510)	(61,526)

Cash flows from financing activities:
Proceeds from the exercise of stock options	12,620	1,229
Payments for employee stock-based tax withholdings	(101,354)	(2)
Net cash (used in) provided by financing activities	(88,734)	1,227
Effect of foreign currency translation	2,569	(1,595)
Net (decrease) increase in cash and cash equivalents	(5,217)	45,789
Cash and cash equivalents at beginning of period	186,319	274,520
Cash and cash equivalents at end of period	$181,102	$320,309
Supplemental disclosure of cash flow information:
Interest paid	$4,506	$4,525
Income taxes paid, net of refunds	$7,465	$6,053

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2019	2018
GAAP net income	$218,180	$114,083
Effect of discrete income tax items	(3,008)	—
Effect of foreign currency-related gains, net of tax	(263)	(345)
Effect of recognizing tax benefit on exercise of employee stock options	(62,365)	(175)
Effect of payroll taxes on certain executive stock compensation, net of tax	2,867	—
Non-GAAP net income	$155,411	$113,563

GAAP net income per diluted common share	$0.91	$0.47
Non-GAAP net income per diluted common share	$0.65	$0.47

GAAP diluted weighted average common shares outstanding	238,662	244,826
Effect on common equivalent shares from ASU 2016-09	(1,306)	(2,441)
Non-GAAP diluted weighted average common shares outstanding	237,356	242,385

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000